Exhibit (1)(c)(vii)

SEVENTH AMENDMENT

TO

GENERAL AGENT SALES AGREEMENT

This SEVENTH AMENDMENT TO GENERAL AGENT SALES AGREEMENT, dated as of April 1, 2016, is by and between MONY LIFE INSURANCE COMPANY OF AMERICA (“MONY America”), an Arizona life insurance company, and AXA NETWORK, LLC, a Delaware limited liability company (“General Agent”).

MONY America and General Agent hereby modify and amend the General Agent Sales Agreement, dated as of June 6, 2005, between MONY America and General Agent (the “Sales Agreement”) to establish the compensation rates payable by MONY America to General Agent on sales of Incentive Life Optimizer® III, effective from and after the date hereof, as more particularly set forth on the Schedule 1 of Exhibit A attached hereto and made a part hereof.

Except as modified and amended hereby, the Sales Agreement is in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to General Agent Sales Agreement to be duly executed and delivered as of the day and year first above written.

MONY LIFE INSURANCE COMPANY OF AMERICA		AXA NETWORK, LLC

By:	/s/ Anders Malmstrom	By:	/s/ Frank Massa
Name:	Anders Malmstrom	Name:	Frank Massa
Title:	Senior Executive Director and Chief Financial Officer	Title:	President and Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED SCHEDULE 1

EFFECTIVE AS OF APRIL 1, 2016

General Agent Compensation for Life Insurance Sales and Servicing

This Amended and Restated Schedule 1 of Exhibit A is effective as of the date set forth above and is attached to and made part of the General Agent Sales Agreement dated June 6, 2005 by and between MONY Life Insurance Company of America and AXA Network, LLC.

Compensation to General Agent in connection with the sale and servicing of life insurance policies will be calculated on a policy by policy basis. Total compensation to General Agent in respect of the sale and servicing of each life insurance policy will be a percentage of the premiums received by MONY America and, where applicable, fund-based basis points in respect of such policy as more particularly set forth in the following tables:

Commissions on renewals and 2014 and later Sales of Individual Permanent Life Insurance Products (other than Incentive Life Optimizer® III):

Type of Premium	Percentage

MONY VUL
First policy year up to Target	110.0%
Excess Premiums (Policy Year 1)	4.0%
Renewals(1)	5.0%
Asset Based Trailer	0.0%

MONY ISWL
First policy year up to Target	110.0%
Excess Premiums (Policy Year 1)	4.0%
Renewals(1)	4.0%

Group UL
First Policy Year up to Target	110%
Excess Premiums (Policy Year 1)	4.0%
Renewals(1)	4.8%

(1)   Policy Year 2 and later.

Type of Premium	Percentage

Corporate Owned Life Insurance
First Policy Year up to Target	30.8%
Excess Premiums (Policy Year 1)	13.6%
Renewals(2)	15.0%
Asset Based Trailer(2)	0.20	%(3)

Bank Owned Life (BOLI)
Single Premium	5.0%
Asset Based Trailer(2)	0.25	%(3)

Incentive Life Legacy II and III
First Policy Year up to Target	99.0%
Excess Premiums (Policy Year 1)	8.5%
Renewals for Policy Year 2-5	5.8%
Renewals for Policy Years 6-10	3.8%
Renewals for Policy Year 11+	2.5%

Athena IUL 153
First Policy Year up to Target	99.0%
Excess Premiums (Policy Year 1)	8.5%
Renewals for Policy Year 2-5	8.0%
Renewals for Policy Years 6+	3.0%

BrightLife® IUL and SIUL Product Series
First policy year up to Target	99.0%
Excess Premiums (Policy Year 1)	8.5%
Renewals for Policy Years 2-5	5.0%
Renewals for Policy Years 6-10	3.0%
Renewals for Policy Years 11+
BrightLife® Protect	1.0%
BrightLife® Grow	2.0%

All Other MLOA Products
First Policy Year up to Target	110.0%
Excess Premiums (Policy Year 1)	4.0%
Renewals(2)	5.0%
Asset Based Trailer	0.0%

(2)     Policy Year 2 and later.

(3)     Based on unloaned policy account value.

Commissions on renewals and 2014 and later sales of Individual Term Life Insurance Products:

Type of Premium	Percentage

First Year	99.0%
One Year Term Life (GF #148-51)	10% (5% for issue ages 80 and above)

Renewals for Simplified Issue Term
Policy Years 2-5
Term 10 SM	0.25%
Term 15 SM	0.25%
Term 20 SM	0.25%

Renewals for Term Series 156
Policy Years 2-5
Term 10 SM	7.0%
Term 15 SM	10.5%
Term 20 SM	14.25%
ART SM	7.65%
Policy Years 6-10
Term 10 SM	0.0%
Term 15 SM	1.0%
Term 20 SM	1.0%
ART SM	3.15%

Commissions on In-force Permanent Life Insurance Products (other than COLI, BOLI, Incentive Life Legacy II and III, Incentive Life Optimizer® III, Athena IUL 153, and BrightLife® IUL and SIUL):

Type of Premium	Percentage

Renewals(4)	5.0%
Asset Based Trailer	0.0%

(4)     Policy Year 2 and later.

Commissions on In-force COLI:

Type of Premium	Percentage

Renewals(5)	15.0%
Asset Based Trailer(4)	0.20	%(6)

Commissions on In-force BOLI:

Type of Premium	Percentage

Asset Based Trailer(4)	0.25	%(5)

Commissions on In-force Term Life Insurance Products:

Type of Premium	Percentage

Renewals(7)	3.0%
Renewals(8)	0.0%

Commissions on Incentive Life Optimizer® III

Type of Premium	Percentage

Heaped Compensation
First Policy Year up to Target	99.0%
Excess Premiums (Policy Year 1)	8.5%
Renewals for Policy Year 2-5	5.8%
Renewals for Policy Years 6-10	3.8%
Renewals for Policy Year 11+	2.5%
Asset Based Commissions on Unloaned Account Value (Policy Years 11 et seq.)	10	bps

Semi-Heaped Compensation
First Policy Year up to Target	58.7%
Excess Premiums (Policy Year 1)	8.5%
Renewals for Policy Year 2-5 (up to Target)	15.0%

(5)     Policy Year 2 and later.

(6)     Based on unloaned policy account value

(7)     Applies to policies issued prior to 7/29/02.

(8)     Applies to policies issued on or after 7/29/02.

Renewals for Policy Year 2-5 (Excess Premiums)	7.0%
Renewals for Policy Year 6-7 (up to Target)	13.0%
Renewals for Policy Year 6-7 (Excess Premiums)	5.0%
Renewals for Policy Years 8-10	2.0%
Renewals for Policy Year 11+	1.5%
Asset Based Commissions on Unloaned Account Value (Policy Years 8 et seq,)	30	bps

Liquidity Rider Compensation
First Policy Year up to Target	36.7%
Excess Premiums (Policy Year 1)	8.5%
Renewals for Policy Year 2-5 (up to Target)	8.0%
Renewals for Policy Year 2-5 (Excess Premiums)	7.0%
Renewals for Policy Year 6-7 (up to Target)	6.0%
Renewals for Policy Year 6-7 (Excess Premiums)	5.0%
Renewals for Policy Years 8-10	2.0%
Renewals for Policy Year 11+	1.5%
Asset Based Commissions on Unloaned Account Value (Policy Years 8 et seq.)	30	bps